Exhibit 13(b)

                          CONSENT OF ERNST & YOUNG LLP


                                Ernst & Young LLP
                               787 Seventh Avenue
                            New York, New York 10019


CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 6, 1998 on the financial statements of the Stock, Money Market, Bond Market, Social Choice, Global Equities, Growth, Equity Index and Inflation-Linked Bond Accounts of CREF, which are incorporated by reference in this Registration Statement on Form N-3 (No. 811-4415) of College Retirement Equities Fund.



/s/ Ernst & Young LLP
---------------------
    ERNST & YOUNG LLP
    New York, New York

April 24, 1998